EXHIBIT 99.1




                               TOWER OF THE HILLS

                              Historical Summaries
                       of Operating Revenue and Expenses

                Nine Months Ended September 30, 1997 (Unaudited)
                        and Year Ended December 31, 1996

                   (With Independent Auditors' Report Thereon)

Independent Auditors' Report



The Board of Directors
CarrAmerica Realty Limited Partnership:


We have audited the accompanying historical summary of operating revenue and expenses, as defined in note 2(a), of Tower of the Hills for the year ended December 31, 1996. This historical summary is the responsibility of the management of Tower of the Hills. Our responsibility is to express an opinion on the historical summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the revenue and expenses of Tower of the Hills.

In our opinion, the historical summary referred to above presents fairly, in all material respects, the operating revenue and expenses described in note 2(a) of Tower of the Hills for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                        KPMG Peat Marwick LLP

Washington, DC
February 20, 1998

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                               TOWER OF THE HILLS


             Historical Summaries of Operating Revenue and Expenses

            For the nine months ended September 30, 1997 (unaudited)
                     and the year ended December 31, 1996

                             (dollars in thousands)


                                                                                       Nine months         Year
                                                                                          ended            ended
                                                                                       September 30,    December 31,
                                                                                           1997             1996
                                                                                          -----            -----

Operating revenue - Building rental                                                   $2,296              2,884

Operating expenses:
     Repairs & maintenance                                                               158                258
     Utilities                                                                           278                392
     Real estate taxes                                                                   227                307
     Insurance                                                                            16                 21
     Management fees                                                                      47                 63
     Operating services                                                                  190                251
     Administrative                                                                      110                148
                                                                                 ------------        -----------

            Total operating expenses                                                   1,026              1,440
                                                                                 ------------        -----------

            Operating revenue in excess of operating expenses                         $1,270              1,444
                                                                                 ============        ===========



See accompanying notes to historical summaries of operating revenue and expenses.

                               TOWER OF THE HILLS

         Notes to Historical Summaries of Operating Revenue and Expenses

            For the nine months ended September 30, 1997 (unaudited)
                      and the year ended December 31, 1996


                             (dollars in thousands)

(1)    Description of the Property

       Tower of the Hills (the Buildings) consists of two buildings located in Austin, Texas. The Buildings contain approximately 175,000 square feet of leasable office space. As of September 30, 1997, the Buildings were approximately 98% leased.

(2)    Summary of Significant Accounting Policies

       (a)    Basis of Presentation

              The accompanying historical summaries of operating revenue and expenses are not representative of the actual operations for the periods presented, as certain revenue and expenses, which may not be comparable to those expected to be incurred by CarrAmerica Realty Limited Partnership in the proposed future operations of the Buildings, have been excluded. Interest income has been excluded from revenue, and interest, depreciation and amortization, and other costs not directly related to the future operations of the Buildings have been excluded from expenses. Management is not aware of any other material factors that would cause the historical summaries of operating revenue and expenses to not be indicative of the future operating results of the Buildings.

       (b)    Revenue Recognition

              Revenue from rental operations is recognized straight-line over the terms of the respective leases.

       (c)    Interim Unaudited Financial Information

              The accompanying unaudited financial information for the nine months ended September 30, 1997 has been prepared consistent with the rules and regulations of the Securities and Exchange Commission governing the preparation of the amounts for the year ended December 31, 1996. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting only of normal recurring accruals, necessary to present fairly the historical summary of operating revenue and expenses for the nine months ended September 30, 1997, have been included. The results of operations for the nine-month period ended September 30, 1997 are not necessarily indicative of the results for the full year.

(3)    Rental Revenue

       Minimum future rentals (excluding modifications and renewal options) on noncancelable leases are as follows for the years ending December 31 (in thousands):

                                                                     (Continued)
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                               TOWER OF THE HILLS


         Notes to Historical Summaries of Operating Revenue and Expenses

                             (dollars in thousands)




                   1997                                 $ 2,370
                   1998                                   2,205
                   1999                                   2,134
                   2000                                   2,004
                   2001                                   1,770
                   Thereafter                             3,882
                                                        -------
                                                        $14,365
                                                        -------
                                                        -------

(4) Pro Forma Taxable Operating Results and Cash Available from Operations (Unaudited)

       The unaudited pro forma table reflects the taxable operating results and cash available from operations of the Buildings for the 12 months ended September 30, 1997, as adjusted for certain items which can be factually supported. For purposes of presenting pro forma net taxable operating income, revenue is recognized when it is either collectible under the lease terms or collected. Tax depreciation for the buildings is computed on the modified accelerated cost recovery system method over a 39-year life. This statement does not purport to forecast actual operating results for any period in the future.


        Pro forma net operating income (exclusive of
             depreciation and amortization expense)                    $1,970
        Less estimated depreciation and amortization expense              346
                                                                       ------

                        Pro forma taxable operating income             $1,624
                                                                       ------
                                                                       ------
                        Pro forma cash available from operations       $1,970
                                                                       ------
                                                                       ------
